EXHIBIT 10.2

A Forest and Land Use Right Acquisition Contract between
Harbin Yew Science and Technology Development Co., Ltd. and
Heilongjiang Zishan Keji Gufen Limited Company

Party A(Transferor): Heilongjiang Zishan Keji Gufen Limited Company

Party B(Transferee): Harbin Yew Science and Technology Development Co., Ltd.

1. The ownership and land use right of the 15th compartments (approximately 171 hectare) located at Wuchang Pingfangdian Forestry Centre, owned by Party A shall be transferred to Party B. The term of contract shall be 38 years, starting from November 7, 2013 to November 7, 2051.

2 Party A transfer the forest and land use right to Party B by a one-time transfer, and the transferee agreed with that.

According to “Contract Law of People's Republic of China”, “Company Law of the Peoples Republic of China”, “The forestry law of the People's Republic of China” and other relevant regulations and the provisions, as well as the friendly consultations on the basis of equality and mutual benefit, Party A and Party B shall be legally bound, agree as follows on the Forest and Land Use Right Acquisition Contract of Wuchang Erhexiang Pingfangdian Forestry Centre 15th Compartments(171 hectare).

Article One: Prerequisite

Once the prerequisite below is met, the Contract is effective immediately.

Party A submit the transferor’s board resolution to Party B. The board resolution mentioned that the board of Party A agreed to transfer the Forest and Land Use Right of the 15th compartments (approximately 171 hectare) located at Wuchang Pingfangdian Forestry Centre.

Article Two: The content of transfer

The ownership and land use right of the 15th compartments (approximately 171 hectare) located at Wuchang Pingfangdian Forestry Centre, owned by Party A shall be transferred to Party B. Both parties agreed with this transfer.

Article Three: Contract Price and Payment

3.1 Based on the unanimous consent of both parties by negotiation, the value of forest and land use right of the 15th compartments (approximately 171 hectare) located at Wuchang Pingfangdian Forestry Centre owned by Heilongjiang Zishan Keji Gufen Limited Company is RMB 47,200,000.

3.2 Payment: Party B shall pay Party A 45% of the total contract price before December 31, 2013( RMB 5 million of advance payment is included). And the rest 55% should be paid before the end of May 31, 2015.

Article Four: Obligations of the transferor

4.1 After the contract become effective after both parties sign it, Party A shall transfer all the rights of the 15th compartments (approximately 171 hectare) located at Wuchang Pingfangdian Forestry Centre to Party B.

4.2 When Party B pay off the remaining amount, Party A shall actively assist and cooperate with Party B finish the registration amendment of the forest and land use rights of the 15th compartments (approximately 171 hectare) located at Wuchang Pingfangdian Forestry Centre, in accordance with relevant laws and regulations.

Article Five: Obligations of the transferee

5.1 Party B shall promptly pay the transfer price of the forest and land assets to Party A in accordance with the article three of this contract.

5.2 Party B shall finish the registration amendment of the forest and land use rights in time, in accordance with the provisions of this contract.

Article Six: Statements and Warranties

6.1 Transferor hereby irrevocably states and warrants that

① Party A voluntary transfers the forest and land use rights of the 15th compartments (approximately 171 hectare) located at Wuchang Pingfangdian Forestry Centre.

‚ In connection with this transaction, all statements, description or warranties, commitments made by the Party A and the materials presented to Party B are all true, legitimate and effective, without any fiction, forgery, concealment and omission.

ƒ Party A did not establish any warranties or even any legal flaws on its forest assets, to ensure that Party B will not encounter any obstacles, barriers or threats after Party B obtained the rights of forest assets.

„ Party A owns the legal authority of 15th compartment assets to enter into this contract and to fulfill the contract. Party A sign and fulfill the rights and obligations under this contract, that does not violate the provisions of Heilongjiang Zishan Keji Gufen Limited Company, or no obstacles or restrictions in law exists.

… Within the term of this contract, Party A must not negotiate or sign the transfer issue with a third party.

6.2 Transferee hereby irrevocably states and warrants that

① Party B voluntary accepts the transfer the forest and land use rights of the 15th compartments (approximately 171 hectare) located at Wuchang Pingfangdian Forestry Centre from Party A.

‚ Party B owns the legal authority to enter into this contract and to fulfill the contract. Party B does not violate the provisions of the company, or no obstacles or restrictions in law exists.

ƒ Party B ensures that the meaning of this transferee of the forest assets is true, and has sufficient capacity to fulfill the contract.

Article Seven: Liability for breach

Either party who fails to fulfill its obligations under this contract, shall be liable for breach as follows.

① Either party violates the statements and warranties of this contract in Article six, thus causes the other person suffer the loss, the default party shall pay liquidated damages of RMB 100,000 to observant party.

‚ If Party B fails to timely pay the transfer price of the forest assets to Party A according to the provisions of this contract, Party B shall bear a 0.5% penalty of the overdue payments.

Article Eight: The applicable laws and how to resolve disputes

8.1 The process of the contract is made, taken effect, interpreted, performed and how to resolve disputes are all applicable to the laws and regulations of “Contract Law of People's Republic of China”, “Company Law of the Peoples Republic of China”, and “The forestry law of the People's Republic of China”. If any of the contents of this contract conflicts with the laws and regulations, the laws and regulations shall prevail.

8.2 Any dispute relating to this contract or caused by this contract, shall first be resolved amicably through consultations between the two parties. If the dispute can not be resolved through consultation within 30 days, the two parties are entitled to take judicial proceedings to the people's court.

Article Nine: The modification, alteration, and supplement of the contract

The modification, alteration, and supplement of the contract can be effective after the two parties formally signed in written form via mutual consultation.

Article Ten: The contract in force

10.1 The contract shall be signed by the two parties legally and taken effect after submitting to their respective board of directors or shareholders.

10.2 This Contract is in duplicate. Party A and Party B each have one copy.

Article Eleven: Both parties will negotiate settlement of the unaccomplished matters in this contract.

Article Twelve: The attachment of the contract

12.1 Certificate of the forest right

12.2 The graph and relevant materials of the contracted forestland

Party A (Stamp): Heilongjiang Zishan Keji Gufen Limited Company

Person in charge: Wei Liu

Party B (Stamp): Harbin Yew Science and Technology Development Co., Ltd.

Person in charge: Xingming Han

December 4, 2013